UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2023

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39672	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor,
Washington, D.C. 20004
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202)793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	NYSE
Warrants to purchase one share of Class A common stock	NOTE.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Introduction

On December 8, 2023 (the “Issuance Date”), FiscalNote Holdings, Inc. (the “Company”) entered into a strategic commercial partnership with EGT-East, LLC, an affiliate of Era Global Technologies, LLC, a global investment firm backed by leading, closely-held family enterprises across 19 countries and 25 different market segments (“Era”). EGT – East LLC is an investment vehicle managed by Era Global Technologies LLC. Era has directly or indirectly co-invested in various ventures at which Mr. Timothy Hwang, the Company’s Chairman, Chief Executive Officer and Co-Founder, is serving as a director.

Under a co-pilot partnership agreement (the “Co-Pilot Agreement”), Era’s dedicated value-creation platform, Era Catalyst, will act as a foundational early channel partner providing distribution support for the Company’s recently-announced artificial intelligence (AI) Co-pilot program and provide referral services into Era’s extensive network to accelerate sales and introduce the Company’s proprietary AI products in the legal and regulatory space, including to several of the world’s largest conglomerates. As the partnership between Era and the Company advances, the Company expects to drive further AI innovation, augmented by input from Era’s network of leading family-owned enterprises. The Company believes the partnership will enable FiscalNote to accelerate its ongoing growth and expansion strategy, advance new product development, and optimize sales and marketing efforts. In addition, Era has agreed to invest up to $7.5 million of new capital in the Company as part of the partnership in exchange for subordinated convertible notes due 2027 (collectively, the “Notes”). In addition to strengthening the Company’s balance sheet, the investment will, in part, fund further capital expenditures and development of the Company’s next generation of AI Co-Pilot capabilities, inclusive of deployments into Era’s network of global companies.

AI Co-Pilot Partnership Agreement

Under the Co-Pilot Agreement, the Company has agreed to issue Era up to $3.75 million in the form of shares of the Company’s class A common stock, par value $0.0001 per share (the “Common Stock”), no later than June 2024 (the shares so issued, the “Partnership Shares”), subject to certain circumstances set forth in the Co-Pilot Agreement.

If the Company were to complete a change of control, merger, combination or similar transaction before issuing the Partnership Shares, the Company will, at the option of Era, either (a) issue the Partnership Shares, or (b) pay Era a cash amount up to $3.75 million. In addition, if following the issuance of the Partnership Shares but prior to the expiration of the 12-month period following the date of issuance (the “Redemption Period”), the Company were to complete such a transaction, Era has the option to require the Company to redeem the Partnership Shares then held by it for a cash amount up to $3.75 million minus the net cash proceeds received by Era from any prior sales of the Partnership Shares. Any cash payments that the Company may be required to make to Era under the terms of the Co-Pilot Agreement are subject to the terms of the Subordination Agreement (as defined below).

If the Company were to repay the Notes prior to the issuance of the Partnership Shares, the Company would be required to pay Era up to $3.75 million in cash. In addition, if the Company were to repay the Notes prior to the conclusion of the Redemption Period, the Company would be required to repurchase the Partnership Shares then held by Era for a cash amount up to $3.75 million minus the net cash proceeds received by Era from any prior sales of the Partnership Shares.

The AI Co-Pilot Agreement included certain customary representations, warranties and covenants with respect to the Company, FiscalNote, Inc. and Era. The representations, warranties and covenants contained in the AI Co-Pilot Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties therein, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the AI Co-Pilot Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the AI Co-Pilot Agreement, and not to provide investors with any other factual information regarding the Company or FiscalNote or their respective businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities & Exchange Commission (the “SEC”).

The foregoing description of the AI Co-Pilot Agreement does not purport to be complete and is qualified in its entirety by reference to the AI Co-Pilot Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Securities Purchase Agreement

In connection with its strategic commercial partnership, the Company issued a Note in an aggregate principal amount of $5.5 million to Era. Pursuant to a Securities Purchase Agreement, dated December 8, 2023, by and between the Company and Era (the “Purchase Agreement”), the Company has also agreed to issue up to $2.0 million of additional Notes to Era at Era’s election prior to February 6, 2024, subject to certain limitations. The Notes mature on December 8, 2027 (the “Maturity Date”).

The Notes will bear cash interest at a rate equal to the applicable federal rate published by the Internal Revenue Service beginning on the six-month anniversary of the Issuance Date. The Notes are contractually subordinated to the Company’s obligations under its senior secured indebtedness, and accordingly the Company’s right to make certain cash payments in connection therewith is limited by the terms of such subordination agreement (the “Subordination Agreement”). Era may convert the Notes into shares of Common Stock (the “Underlying Shares”), beginning on the six-month anniversary of the Issuance Date based on the volume weighted average price of the trailing 30 trading day period prior to the conversion. In addition, the Company may elect to convert the Note into the Underlying Shares if the Underlying Shares are registered for resale under the Securities Act of 1933, as amended (the “Securities Act”).

The Co-Pilot Agreement requires the Company to issue additional shares of Common Stock (“Additional Shares”) to Era if Era’s sales of the Partnership Shares and the Underlying Shares during the Redemption Period do not generate aggregate cash proceeds to Era that equal or exceed the sum of (1) the aggregate principal amount of Notes purchased by Era, plus (2) up to $3.75 million. Any such Additional Shares would be valued based on the volume weighted average price of the trailing 30 trading day period, calculated prior to the date of any such issuance.

The Notes provide for customary events of default including failure to pay amounts due and owing under the Notes, failure to deliver the Underlying Shares, and other customary events of default similar to those provided under the terms of the Company’s senior secured indebtedness.

The Purchase Agreement included certain customary representations, warranties and covenants with respect to the Company and Era. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties therein, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Purchase Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the form of Note, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Registration Rights Agreement

On the Issuance Date, in connection with the Purchase Agreement and the AI Co-Pilot Agreement, the Company also entered into a registration rights agreement with Era (the “Registration Rights Agreement”), requiring the Company to register for resale the Underlying Shares, Partnership Shares and Additional Shares, if any, by filing with the SEC a resale registration statement under the Securities Act within 30 days of the Issuance Date with respect to the Underlying Shares and Partnership Shares. Additionally, the Company is required to file a second resale registration statement within 15 days of the issuance of any Additional Shares.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. For example, statements regarding the Company’s future expectation regarding acceleration of its ongoing growth and expansion strategy, advancement of its new product development, and optimization of sales and marketing efforts are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors are discussed in Company’s SEC filings, including its most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Notes, Underlying Shares, Partnership Shares and Additional Shares, if any, were or will be, as applicable, issued to Era in a private placement pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	AI Co-Pilot Partnership Agreement, dated as of December 8, 2023, by and between the Registrant, FiscalNote, Inc. and EGT-East, LLC

10.2	Securities Purchase Agreement, dated as of December 8, 2023, by and between the Registrant and EGT-East, LLC

10.3	Form of Note

10.4	Registration Rights Agreement, dated as of December 8, 2023, by and between the Registrant and EGT-East, LLC

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Timothy Hwang
Name:	Timothy Hwang
Title:	Chief Executive Officer

Date: December 11, 2023